Unaudited Pro Forma
           Condensed Consolidated Financial Statements of
                        Metalclad Corporation


     The following unaudited pro forma condensed consolidated statements of operations of Metalclad Corporation for year ended December 31, 1998 and the nine months ended September 30, 1999 give effect of the sale to Geologic S.A. de C.V., of all of its interest in the businesses known as Administracion Residuos Industriales S.A. de C.V. (ARI), Ecosistemas Nacionales S.A. de C.V. (ECONSA), Quimica Omega S.A. de C.V., and Ecosistemas El Llano S.A. de C.V. (El Llano), assuming that the sale occurred as of January 1, 1998. The business activities of ARI, ECONSA and El Llano included collection, recycling, fuel blending and transportation; project development; and an industrial waste landfill that was under construction in Aguaslanientes, respectively. The unaudited pro forma condensed consolidated balance sheet assumes the disposition occurred as of September 30, 1999.

     Total purchase price for the businesses sold is Five Million Dollars plus assumption by Buyer of all liabilities of Seller. Payment of the purchase price will occur in stages as various benchmarks are achieved in the operation of the businesses. The disposition is being accounted for as an installment sale. No gain or loss is being recorded on payments under the note receivable consideration until 100% of the Company's net investment, of $904,000, is recovered. The sale reflected in this Form 8-K excludes the entities involved in the Company's NAFTA claim, which have a net asset value of $5,461,000 at September 30, 1999. In addition, the pro forma reflects the Company's write-off of the portion of the accumulated foreign currency translation contained in its equity section that relates to the assets disposed of to date.

     The pro forma data is presented for informational purposes and may not be indicative of the future results of operations and financial position of the Company or what the results of operations and financial position of the Company would have been had the disposition occurred immediately prior to the periods indicated.

     These pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Metalclad Corporation, incorporated by reference.

                Metalclad Corporation and Subsidiaries
      Pro forma Condensed Consolidated Balance Sheet(Unaudited)
             for the Nine Months Ended September 30, 1999

                                        As reported in form 10-Q                              Pro Forma
                                         for the period ended           Pro Forma       for the period ended
                                          September 30, 1999           Adjustments       September 30, 1999
                                        ------------------------      -------------     --------------------

ASSETS

Current assets:
   Cash and cash equivalents                  $  937,797              $   51,000 (2)         $  988,797
   Accounts receivable, net                    1,752,404                       -              1,752,404
   Inventories                                   189,871                       -                189,871
   Receivables from related parties              108,677                       -                108,677
   Other current assets                          249,593                       -                249,593
   Note receivable -- sale of assets                   -                 779,402 (3)            779,402
                                               ---------               ---------              ---------
                Total current assets           3,238,342                 830,402              4,068,744

Property, plant and equipment, net               328,571                       -                328,571
Net assets of discontinued operations          5,667,566                (904,402)(4)          4,763,164
Other assets                                      23,086                       -                 23,086
                                               ---------               ---------              ---------
                                              $9,257,565              $  (74,000)            $9,183,565
                                               =========               =========              =========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                           $  663,382              $        -             $  663,382
   Other accounts payable--discontinued
      operations                                 206,463                       -                206,463
   Accrued expenses                              748,089                       -                748,089
   Other current liabilities                      60,865                       -                 60,865
   Current portion of long term debt              46,669                       -                 46,669
   Convertible zero coupon notes               2,011,380                       -              2,011,380
                                               ---------               ---------              ---------
                Total current liabilities      3,736,848                       -              3,736,848

Long term debt, less current position             74,398                       -                 74,398
Convertible subordinated debentures            1,008,761                       -              1,008,761
                                               ---------               ---------              ---------
                Total liabilities              4,820,007                       -              4,820,007

Shareholders' equity:
   Common stock                                  454,389                       -                454,389
   Additional paid in capital                 63,247,820                       -             63,247,820
   Accumulated deficit                       (56,561,972)               (658,687)(2)(5)     (57,220,659)
   Officers' receivable                         (562,569)                      -               (562,569)
   Accumulated other comprehensive income     (2,140,110)                584,687 (5)         (1,555,423)
                                               ---------               ---------              ---------
                                               4,437,558                 (74,000)             4,363,558
                                               ---------               ---------              ---------
                                              $9,257,565              $  (74,000)            $9,183,565
                                               =========               =========              =========



                Metalclad Corporation and Subsidiaries
 Pro forma Condensed Consolidated Statement of Operations (Unaudited)
                 for the Year Ended December 31, 1998

                                        As reported in form 10-K                              Pro Forma
                                         for the period ended           Pro Forma       for the period ended
                                           December 31, 1998           Adjustments        December 31, 1998
                                        ------------------------      -------------     --------------------

Revenues:
   Contract revenues                         $ 9,912,194              $        -            $ 9,912,194
   Material sales                                 92,227                       -                 92,227
   Other                                           4,250                       -                  4,250
                                              ----------               ---------             ----------
                                              10,008,671                       -             10,008,671

Operating Costs and Expenses:
   Contract costs and expenses                 8,548,872                       -              8,548,872
   Cost of materials sales                        71,316                       -                 71,316
   Selling, general and administrative           993,369                       -                993,369
                                              ----------               ---------             ----------
                                               9,613,557                       -              9,613,557

Corporate expense                              1,983,578                       -              1,983,578

Operating loss                                (1,588,464)                      -             (1,588,464)

Interest expense                                (187,011)                      -               (187,011)
                                              ----------               ---------             ----------

Loss from continuing operations              $(1,775,475)             $        -            $(1,775,475)
                                              ==========               =========             ==========


Weighted average number of shares (1)          3,036,277                       -              3,036,277


Loss per share of common stock--basic
   and diluted                                  $(0.58)                   $    -               $(0.58)
                                                 =====                     =====                =====


                Metalclad Corporation and Subsidiaries
 Pro forma Condensed Consolidated Statement of Operations (Unaudited)
             for the Nine Months Ended September 30, 1999

                                        As reported in form 10-Q                              Pro Forma
                                         for the period ended           Pro Forma       for the period ended
                                          September 30, 1999           Adjustments       September 30, 1999
                                        ------------------------      -------------     --------------------

Revenues:
   Contract revenues                          $9,963,449              $        -             $9,963,449
   Material sales                                209,159                       -                209,159
   Other                                          49,264                       -                 49,264
                                              ----------               ---------             ----------
                                              10,221,872                       -             10,221,872

Operating Costs and Expenses:
   Contract costs and expenses                 8,733,309                       -              8,733,309
   Cost of material sales                        191,128                       -                191,128
   Selling, general and administrative           895,308                       -                895,308
                                              ----------               ---------             ----------
                                               9,819,745                       -              9,819,745

Corporate expense                              1,502,056                       -              1,502,056

Operating loss                                (1,099,929)                      -             (1,099,929)

Interest expense                                (207,589)                      -              (207,589)
                                              ----------               ---------             ----------
Loss from continuing operations              $(1,307,518)             $        -            $(1,307,518)
                                              ==========               =========             ==========

Weighted average number of shares (1)          3,666,964                       -              3,666,964

Loss per share of common stock--basic
   and diluted                                  $(0.35)                   $    -              $(0.35)
                                                 =====                     =====               =====


                Metalclad Corporation and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1  Unaudited Pro Forma Adjustments:

        (1) Adjusted for 1:10 reverse stock split which was effective July 2, 1999.

        (2) Initial payment of $125,000 received for sale of certain Mexican subsidiaries, net of disposition costs of $74,000.

        (3) Record note receivable for milestone payments due for purchase. The remaining purchase price of approximately $4.9 million will be recorded as received.

        (4)  Removal of net assets of discontinued operations sold.

        (5) Adjustment to record the removal of the accumulated foreign currency translation associated with the net assets sold in this transaction.